UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 2, 2009
Penson Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32878	75-2896356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-765-1100
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 2, 2009, Penson Worldwide, Inc. (“PWI”) announced that PWI and Penson Financial Services, Inc., a wholly owned and indirect subsidiary of PWI (“PFSI”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Broadridge Financial Solutions, Inc. (“Broadridge”) and its wholly owned subsidiary Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”) to acquire substantially all of Ridge’s contracts with its securities clearing clients.
Under the terms of the Asset Purchase Agreement, PWI will pay between $60 million and $70 million in total consideration (the “Purchase Price”) to Broadridge consisting of (a) a five-year subordinated note (the “Seller Note”) payable by PWI bearing interest at an annual rate equal to 90-day LIBOR plus 5.5%, and (b) shares of PWI’s common stock (“PWI Common Stock”) equal to the lesser of (i) the number of shares of PWI Common Stock equal to the quotient of one third of the Purchase Price divided by the volume weighted-average selling price of PWI Common Stock over the 10 trading day period immediately prior to the closing, (ii) the number of shares of PWI Common Stock equal to 9.9% of the issued and outstanding shares of PWI (the “Common Stock”) as of the close of business on the business day immediately prior to the closing, or (iii) 2,517,451 shares of PWI Common Stock. The specific amount of such consideration will be determined immediately prior to closing pursuant to an agreed formula based upon the revenues attributable to the contracts being purchased by PFSI. The allocation of the consideration between the Seller Note and the PWI Common Stock will also be determined prior to the closing of the transaction. The Purchase Price will be subject to certain adjustments post-closing upon the occurrence of agreed upon events.
It is anticipated that the transaction will close within six months, subject to finalization of certain service level agreements under the Outsourcing Agreement described below and the satisfaction of customary closing conditions, including regulatory approvals and satisfaction of certain financial covenants under the Credit Agreement as described below.
Concurrent with entering into the Asset Purchase Agreement, PWI and Broadridge entered into a ten-year master services agreement (the “Outsourcing Agreement”). Under the Outsourcing Agreement, Ridge will provide certain securities processing and back-office services to PFSI. This agreement will include selective processing services for PFSI’s existing securities processing operations and back-office functions, as well as selective processing services related to the clearing client contracts acquired by PFSI from Ridge. The provision of services under the Outsourcing Agreement is conditioned upon finalization of certain service level agreements, receipt of regulatory approvals and the closing of the transaction under the Asset Purchase Agreement.
Concurrent with the closing of the transaction, the parties will enter into a number of ancillary agreements, including a Joint Selling Agreement and a Stockholder’s and Registration Rights Agreement.
The Joint Selling Agreement will be entered into by Broadridge, Ridge, PWI and PFSI and will have a term concurrent with the term of the Outsourcing Agreement. Under the Joint Selling Agreement, the parties will engage in activities to offer, in the case of PFSI, Ridge’s self-clearing and securities processing solutions, and in the case of Ridge, PFSI and its affiliates’ correspondent clearing solutions, and will mutually agree to fee arrangements with respect to activities contemplated by the Agreement.
The Stockholder’s and Registration Rights Agreement will restrict the transfer of the PWI Common Stock to be received as a portion of the consideration for a period of one year from the closing of the transaction. Thereafter, Broadridge will be entitled to one demand registration right and piggy back registration rights, subject to customary terms and conditions. In addition, following expiration of the one-year restricted period, Broadridge will be entitled to sell the PWI Common Stock as permitted under SEC Rule 144. In the event PWI redeems or repurchases any of its Common Stock, if necessary, it will repurchase the PWI

Common Stock on a pro rata basis on the same terms and conditions so that Broadridge’s beneficial ownership of PWI Common Stock will not exceed 9.9% of PWI’s issued and outstanding Common Stock following any such repurchases or redemptions.
In addition, the Asset Purchase Agreement contemplates PWI raising $50 million in additional regulatory capital with respect to its operations pertaining to the correspondent clearing contracts to be acquired. In the event PWI does not have other resources available to provide these funds, Broadridge has agreed to lend, under certain circumstances, this amount to PWI pursuant to an eighteen-month subordinated note (the “Backstop Note”) payable by PWI and bearing interest at an annual rate equal to 90-day LIBOR plus 14%.
The Seller Note and, if utilized, the Backstop Note, will be subordinated to PWI bank debt and be subject to customary subordination provisions. Therefore, among other things, in the event there is a payment default, or other event of default that would permit acceleration of PWI bank debt, payment on the Seller Note and, if utilized, the Backstop Note, will be blocked for up to 270 days in any twelve-month period.
On November 2, 2009, PWI entered into the Third Amendment (the “Third Amendment”) to its Amended and Restated Credit Agreement, dated as of May 1, 2009, with Regions Bank, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, the lenders party thereto and other parties thereto, as amended by the First Amendment on May 27, 2009 and Second Amendment on September 22, 2009 (the “Credit Agreement”). The Third Amendment, among other things, makes changes to a number of covenants in the Credit Agreement, including the financial covenants, in order to permit the acquisition of the clearing contracts of Ridge and the issuance of the Common Stock portion of the Purchase Price, the Seller Note and the Backstop Note. In addition, the Third Amendment authorizes PWI to raise additional capital. In the event that the Backstop Note has been issued at the time of such capital raising, the Third Amendment requires that the proceeds will be used to repay the Backstop Note.
Item 2.02 Results of Financial Operations.
PWI issued a press release on November 2, 2009 reflecting earnings information for the quarter ended September 30, 2009.
Pursuant to General Instruction B.2 of Form 8-K, the information contained in Item 2.02 of this Form 8-K and the accompanying exhibit reflecting PWI’s earnings information shall be deemed to be “furnished” and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended. (the “Act”)
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The sale of PWI Common Stock under the Asset Purchase Agreement will be made pursuant to an exemption from the registration requirements of the Act provided under Section 4(2) of the Act and rules and regulations promulgated thereunder.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLWIDE, INC.
Date: November 2, 2009	By:	/s/ Philip A. Pendergraft
		Name:	Philip A. Pendergraft
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated November 2, 2009.

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